EXHIBIT 8(n)(1)
                                ADDENDUM NO. 9 TO
                             PARTICIPATION AGREEMENT
                                      AMONG
                             WRL SERIES FUND, INC.,
                           PFL LIFE INSURANCE COMPANY,
                                       AND
                        AUSA LIFE INSURANCE COMPANY, INC.


     Amendment No. 9 to the Participation Agreement among WRL Series Fund, Inc., (the "Fund"), PFL Life Insurance Company ("PFL"), AUSA Life Insurance Company, Inc. ("AUSA") dated July 1, 1992 ("Participation Agreement").

     WHEREAS, Peoples Benefit Life Insurance Company ("Peoples"), an affiliate of PFL and AUSA, has registered or will register certain variable annuity contracts and/or variable life insurance policies (both the contracts and policies, collectively, "Policies") under the Securities Act of 1933; and

     WHEREAS, Peoples has, by resolution of its Board of Directors, duly organized and established the Peoples Separate Account V ("Account V") as a segregated asset account to receive, set aside and invest assets attributable to net premiums and payments received under the Policies; and

     WHEREAS, Peoples has registered or will register the Account as a unit investment trust under the Investment Company Act of 1940; and

     WHEREAS, to the extent permitted by applicable insurance law and regulation, Peoples intends to purchase shares in one or more portfolios of the Fund to fund the Policies on behalf of Account V, as specified in Schedule A, dated May 1, 1999, attached to the Agreement, as such Schedule A is amended by this Amendment No. 9 and as Schedule A may be amended from time to time; and

     WHEREAS, the Fund intends to sell shares of the Portfolio(s) to Account V at net asset value; and

     WHEREAS, AUSA Life Insurance Company, Inc. ("AUSA") has established the AUSA Separate Account C, a separate account for purposes of selling variable products funded by WRL Series Fund, Inc.

     WHEREAS, the Fund intends to sell shares of the Portfolio(s) to Account C at net asset value, and

     WHEREAS, each of the current parties is desirous of adding Peoples as a party, subject to the same terms and conditions, to the Agreement, and

     WHEREAS, the Fund, effective May 1, 1999, will add new portfolios consisting of WRL Goldman Sachs Growth, WRL Goldman Sachs Small Cap, WRL T. Rowe Price Dividend Growth, WRL T. Rowe Price Small Cap, WRL Pilgrim Baxter Mid Cap Growth, WRL Salomon All Cap and WRL Dreyfus Mid Cap.

NOW, THEREFORE, IT IS HEREBY AGREED that Peoples is authorized to acquire shares issued by the Fund, subject to the terms and conditions of this Agreement, and that Schedule A to the Participation Agreement is hereby amended to add Peoples Separate Account V and AUSA's separate account C as additional "Accounts"; to add Advisor's Edge and Advisor's Edge Select to the list of "Policies": and to add WRL Goldman Sachs Growth, WRL Goldman Sachs Small Cap, WRL T. Rowe Price Dividend Growth, WRL T. Rowe Price Small Cap, WRL Pilgrim Baxter Mid Cap Growth, WRL Salomon All Cap and WRL Dreyfus Mid Cap portfolios of the Fund.

     IN WITNESS WHEREOF, each of the parties has caused this Addendum to be executed in its name and on its behalf by its duly authorized representative as of April 30, 1999.

PFL LIFE INSURANCE COMPANY                  WRL SERIES FUND, INC.
By its authorized officer                   By its authorized officer


By:     /s/ William L. Busler               By:    /s/ Thomas E. Pierpan
    ----------------------------------          --------------------------------
Title: President                            Title: Vice President, Secretary and
Date:  April 30, 1999                              Associate General Counsel
                                            Date:  April 30, 1999


AUSA LIFE INSURANCE                         PEOPLES BENEFIT LIFE
COMPANY, INC.                               INSURANCE COMPANY
By its authorized officer                          By its authorized officer


By:     /s/ Larry G. Brown                  By:    /s/ Larry N. Norman
    ----------------------------------          --------------------------------
Title: Chairman of the Board                Title: Vice President
Date:  April 30, 1999                       Date:  April 30, 1999

                                     AMENDED
                                   SCHEDULE A
                                   ----------

                              Effective May 1, 1999


                Account(s), Policy(ies) and Portfolio(s) Subject
                         to the Participation Agreement
                         ------------------------------

Accounts:                               PFL Endeavor Variable Annuity Account
---------                               AUSA Endeavor Variable Annuity Account
                                        Mutual Fund Account
                                        PFL Life Variable Annuity Account A
                                        PFL Retirement Builder Variable Annuity Account
                                        AUSA - Separate Account C
                                        Peoples Benefit Life Insurance Company - Separate Account V

Policies:                               PFL Endeavor Variable Annuity
---------                               PFL Endeavor Platinum Variable Annuity
                                        PFL Endeavor Platinum Variable Annuity
                                        AUSA Endeavor Variable Annuity
                                        Atlas Portfolio Builder Variable Annuity
                                        Flexible Premium Individual Deferred Variable Annuity
                                            (Policy Form No. AV288-101-95-796;
                                            marketing name - PFL Retirement Income Builder II)
                                        AUSA & Peoples - Advisor's Edge
                                        Peoples - Advisor's Edge Select

Portfolios:                             WRL Series Fund, Inc.
-----------                                 WRL Janus Growth
                                            WRL AEGON Bond
                                            WRL J.P. Morgan Money Market
                                            WRL Janus Global
                                            WRL LKCM Strategic Total Return
                                            WRL VKAM Emerging Growth
                                            WRL Alger Aggressive Growth
                                            WRL AEGON Balanced
                                            WRL Federated Growth & Income
                                            WRL C.A.S.E. Growth
                                            WRL NWQ Value Equity
                                            WRL GE/Scottish Equitable International Equity
                                            WRL GE U.S. Equity
                                            WRL J.P. Morgan Real Estate Securities
                                            WRL T. Rowe Price Dividend Growth
                                            WRL T. Rowe Price Small Cap
                                            WRL Goldman Sachs Growth
                                            WRL Goldman Sachs Small Cap
                                            WRL Pilgrim Baxter Mid Cap Growth
                                            WRL Salomon All Cap
                                            WRL Dreyfus Mid Cap
                                            WRL Third Avenue Value
                                            WRL Dean Asset Allocation